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                                                                    EXHIBIT 21.1

          SCHEDULE OF SUBSIDIARIES OF GABLES REALTY LIMITED PARTNERSHIP

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                                                            JURISDICTION OF         OTHER NAMES UNDER WHICH
SUBSIDIARY                                                   ORGANIZATION             SUBSIDIARY DOES  BUSINESS
----------                                                  ---------------         ---------------------------

Central Apartment Management, Inc.                            Texas                   Gables Residential
                                                                                      Services and Gables
                                                                                      Corporate
                                                                                      Accommodations

East Apartment Management, Inc.                               Georgia                 Gables Residential
                                                                                      Services and Gables
                                                                                      Corporate
                                                                                      Accommodations

Gables-Tennessee Properties, L.L.C.                           Tennessee               None

Gables Central Construction, Inc.                             Texas                   None

Gables East Construction, Inc.                                Georgia                 None

Candlewood-Indian Creek Limited Partnership                   Georgia                 None

Pin Oak Green                                                 Texas                   None

Pin Oak Park Apartments                                       Texas                   None

GRT Villas Limited Partnership                                Texas                   None

Boca Place Associates, Ltd.                                   Florida                 None

Boynton Beach I Limited Partnership                           Florida                 None

CM Bay Associates                                             Florida                 None

Hampton Lakes Associates                                      Florida                 None

Hampton Lakes II Associates                                   Florida                 None

Hampton Place Joint Venture                                   Florida                 None

Kings Colony Associates, Ltd.                                 Florida                 None

Mizner I Limited Partnership                                  Florida                 None

San Michele Joint Venture                                     Florida                 None

San Remo Limited Partnership                                  Florida                 None
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                                                            JURISDICTION OF         OTHER NAMES UNDER WHICH
SUBSIDIARY (cont'd.)                                         ORGANIZATION             SUBSIDIARY DOES  BUSINESS
--------------------                                        ---------------         ---------------------------

TCRDAD Vinings at Boynton Beach II                            Florida                 None

TCRDAD Wellington Limited Partnership                         Florida                 None

Town Colony Associates                                        Florida                 None

Town Colony II Associates                                     Florida                 None

Vinings Realty Partners LLC                                   Florida                 None

Gables Lions Head Limited                                     Texas                   None

Gables Rivercrest II Limited                                  Texas                   None

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